LIMITED POWER OF ATTORNEY

	The undersign, A. Glenn Patterson, hereby authorizes each of Jonathan D. Nelson and Cloyce A. Talbott, as the undersign's attorney-in-fact, with full power of substitution, to execute in the name and on behalf of the undersign, and to file any and all Form 4s
- Statement of Changes of Beneficial Ownership of Securities, and Form 5s - Annual Statement of Beneficial Ownership of Securities, required to be filed by the undersign with the Securities and Exchange Commission.



	Executed this 22nd day of October, 2002.



								  	/s/ A. Glenn Patterson
_________________________________
						Name